CONSENT OF INDEPENDENT PUBLIC ACOCUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 6, 1997. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                        Arthur Andersen LLP

New York, New York
March 27, 1997